UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2025
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Independent Registered Public Accounting Firm.
The Audit Committee of the Board of Directors (the “Audit Committee”) of Resources Connection, Inc. (the “Company”) approved the dismissal of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm and dismissed RSM on July 29, 2025. RSM served as the Company’s independent registered public accounting firm since 2012.
During the Company’s most recent fiscal years ended May 31, 2025 and May 25, 2024 and the subsequent interim period through July 29, 2025, (i) there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of the disagreement in connection with its report and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as initially reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended August 24, 2024, a material weakness was identified relating to the management review control of certain inputs into the valuation analysis in connection with goodwill impairment analyses, resulting in a change to the goodwill impairment amount recorded for the Company’s Europe and Asia Pacific segment as of August 24, 2024 (the “material weakness”). As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 22, 2025, the Company had concluded that the material weakness had been remediated.
The audit report of RSM on the consolidated financial statements of the Company for the fiscal years ended May 31, 2025 and May 25, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In accordance with Item 304(a)(3) of Regulation S-K, the Company provided RSM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that RSM furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01(a). A copy of RSM’s letter, dated August 4, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm.
On July 29, 2025, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2026 and related interim periods. During the Company’s two most recent fiscal years ended May 31, 2025 and May 25, 2024 and for the subsequent interim period through July 29, 2025, neither the Company nor anyone on its behalf consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
Item 8.01    Other Events.
On July 30, 2025, the Board approved a dividend of $0.07 per share on the Company’s common stock. The dividend is payable September 26, 2025 to stockholders of record at the close of business on August 29, 2025. The Board will assess and approve future dividends quarterly. The full text of the Company’s press release, issued on August 4, 2025, announcing the quarterly dividend payment is included as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

16.1	Letter from RSM US LLP, dated August 4, 2025.

99.1	Press Release entitled “Resources Connection, Inc. Announces Quarterly Dividend and Dividend Payment Date,” issued August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: August 4, 2025	By:	/s/ JENNIFER Y. RYU
Jennifer Y. Ryu
Executive Vice President and Chief Financial Officer